Exhibit 10.2

REVOLVING CREDIT NOTE

$50,000,000.00                                 Worcester, Massachusetts
Apri130, 2015

FOR VALUE RECEIVED, the undersigned, IPG PHOTONICS CORPORATION, a
Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford,
Massachusetts 01540 (the "Borrower") hereby promises to pay to

BANK OF AMERICA, N.A.,

a national banking association organized and existing under the laws of the United States of
America (the "Bank"), OR ORDER, at its office at 100 Federal Street, Boston, Massachusetts
02110, or such other place as the Bank may from time to time specify in writing, the principal sum of

FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00)

(or so much as may be outstanding from time to time) with interest on the unpaid principal until paid at the rates and in the manner hereinafter provided in lawful money of the United States of
America in immediately available funds, without counterclaim or set-off and free and clear of, and without any deduction or withholding for, any taxes or other payments.

This Revolving Credit Note restates in its entirety that certain Revolving Credit Note dated June 14, 2008, as amended, made by the Borrower to the order of the Bank in the face amount of $35,000,000.00.

This Revolving Credit Note is issued in conjunction with an Amended and Restated Loan
Agreement by and between the Borrower and the Bank dated as of even date herewith (as may be amended from time to time, the "Agreement"), all the terms and conditions of which are incorporated herein by reference. No reference to the Agreement or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Revolving Credit Note as herein provided. An Event of Default under the Agreement shall also constitute an Event of Default hereunder. The occurrence of an
Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each of the other obligations of the Borrower to the Bank. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. "$"
or "dollars" denotes lawful currency of the United States of America.

Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Revolving Credit Note computed on the basis of the actual number of days elapsed over a year of 365/366 days, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged.

Exhibit 10.2

The unpaid principal of this Revolving Credit Note from time to time outstanding shall bear interest at the applicable rate per annum, at the Borrower's written election from time to time and in accordance with the provisions of this Revolving Credit Note, as follows:

(a) the LIBOR- Rate (Adjusted Periodically) plus the Applicable Margin (calculated as set forth below) (a "LIBOR Rate Loan"); or

(b) the Bank's Base Rate plus the Applicable Margin (calculated as set forth below), fully floating (a "Base Rate Loan").

The Applicable Margin will be based upon calculation by the Bank of Net Leverage, as follows:

	Applicable Margin -	Applicable Margin -
Net Leverage	LIBOR Rate	Base Rate

less than 1.0 to 1.0	0.80%	0%

equal to or greater than
1.0 to 1.0, but less than
2.0 to 1.0	1.00%	0%

equal to or greater than
2.0 to 1.0	1.20%	0%

As used herein, the terms "Funded Debt" and "EBITDA" shall have the meanings ascribed to such terms the Agreement. The Funded Debt to EBITDA Ratio shall be measured as of the end of each fiscal quarter of the Borrower over a period comprised of the most recent prior four (4) fiscal quarters of the Borrower.

The Applicable Margin on Base Rate Loans and LIBOR Rate Loans shall be adjusted as of fifteen (15) Business Days after the earlier of (x) receipt and review by the Bank of Borrower's compliance certificate as required under Section 5.01(B)(3) of the Agreement or (y) the date on which the financial covenants set forth in Section 5,01(F) of the Agreement are tested by the Bank. Such adjustments shall apply to Base Rate Loans effective immediately and to LIBOR Rate Loans made on or after the applicable date of the adjustment.

If the Borrower fails to select an interest rate for all or any portion of the unpaid principal balance of this Revolving Credit Note or if the applicable LIBOR Rate becomes unavailable, then the interest rate will be the Base Rate plus the Applicable Margin.

The term "Base Rate" means the higher of (a) the Bank's Prime Rate established from time to time by the Bank or (b) the Federal Funds Rate, fully floating. The "Prime Rate" means that variable per annum rate of interest so designated from time to time by the Bank as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The "Federal Funds Rate" means, for any period, a fluctuating

Exhibit 10.2

interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three (3) Federal Funds brokers of recognized standing selected by the Bank.

"Business Day" means any day other than a Saturday, Sunday or day which shall be in The
Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close. If any payment under this Revolving Credit Note becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

The "LIBOR Rate (Adjusted Periodically)" is a rate of interest equal to the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined for each Adjustment Date at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Adjustment Date (a "LIBOR Interest Period"), for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term, ,upon request by the Borrowers for a
LIBOR Loan, of one (1), two (2) or three (3) months, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. Each LIBOR Loan shall be in an amount of integral multiples of $100,000.00. No
LIBOR Interest Period shall extend beyond the Revolving Credit Termination Date (defined below). A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars. If at any time the LIBOR Rate (Adjusted Periodically) is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Interest on the Base Rate Loans shall be payable monthly in arrears on the first day of each calendar month, the first such installment of interest to be due and payable on May 1, 2015.
Interest on LIBOR Rate Loans shall be payable in full at the end of the applicable LIBOR
Interest Period. All principal, interest and other indebtedness due hereunder if not sooner paid, shall be due and payable on Apri130, 2020 (the "Revolving Credit Termination Date").

The Borrower may prepay Base Rate Loans in whole or in part without penalty or premium. The Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable). The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the LIBOR
Interest Period for such LIBOR Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by the Borrower to pay a
LIBOR Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" in an

Exhibit 10.2

amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid.
The resulting amount shall be divided by 360 and multiplied by the number of days remaining the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States
Treasury securities rate and the number of days remaining in the term chosen pursuant to the
LIBOR Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the payment of a LIBOR Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by the Borrower of LIBOR Rate. If by reason of an Event of Default, the Bank elects to declare this Revolving Credit Note immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

If the entire amount of any required principal and/or interest is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Bank a late fee equal to four percent (4%) of the required payment. Such late charge payments are made for the purpose of compensating the Bank for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any payment otherwise due and payable and shall not constitute a waiver by the Bank to insist upon the strict performance of any of the Borrower's covenants or agreements with, or obligations to, the Bank or to declare any event of default for any payment not made when it was due and payable.

All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank shall determine in its sole discretion.

Until the earlier of the Revolving Credit Termination Date or the occurrence of an Event of Default, the Borrower may borrow, repay and reborrow hereunder from time to time, provided that the aggregate principal amount at any time outstanding shall not exceed the face amount of this Revolving Credit Note.

Upon the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Revolving Credit Note), or after the Revolving Credit Termination Date or after judgment has been rendered on this Revolving Credit Note or any other Obligations under the
Agreement, the Borrower's right to select pricing options shall cease and the unpaid principal of this Revolving Credit Note, including interest, fees or costs which are not paid when due, will; at the option of the Bank, bear interest at a rate which is four percent (4%) per annum greater than

Exhibit 10.2

the rate of interest which would otherwise be applicable hereunder (the "Default Rate"). This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

At its option, and at any time, whether immediately or otherwise, upon the occurrence of an Event of Default, the Bank may declare this Revolving Credit Note immediately due and payable without further action of any kind including notice, further demand or presentment.
The Borrower hereby authorizes the Bank, without liability on the Bank's part, to debit from time to time from the Automatic Payments Deposit Account the Automatic Payments. If
the funds in the Automatic Payments Deposit Account are insufficient to cover any payment, the
Bank shall not be obligated to advance funds to cover the payment. At any time for any reason, the Bank may voluntarily terminate Automatic Payments. The Bank shall provide the Borrower timely notice of any debit made from the Automatic Payments Deposit Account or termination of
Automatic Payments.

Upon and after the occurrence of an Event of Default, (A) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms of the Agreement, to set off against, and to appropriate and apply to the payment of, the Borrower's Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the
Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (B) pending any such action, to the extent necessary, to'hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Revolving Credit Note, the Agreement and all agreements, instruments and documents related to this Revolving Credit Note. TO THE
EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK
TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL
WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF
SET OFF WITH RESPECT TO SUCH DEPOSITS ARE HEREBY VOLUNTARILY,
INTENTIONALLY, AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

Exhibit 10.2

The Borrower and each endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Revolving Credit Note, severally, agrees, by making or endorsing this Revolving Credit Note or by making any agreement to pay any of the indebtedness evidenced by this Revolving Credit Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this
Revolving Credit Note, and consents without notice or further assent: (a) to the substitution, exchange, or release of any collateral securing this Revolving Credit Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security of this Revolving Credit Note, (c) to the modification or amendment at any time, and from time to time, of this Revolving Credit Note, the Agreement and any instrument securing this Revolving Credit Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Revolving Credit Note or for the performance of the agreements, covenants and conditions contained in this Revolving Credit
Note, the Agreement or any instrument securing this Revolving Credit Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and
such consent shall not alter or diminish the liability of any person.

This Revolving Credit Note shall be governed by, and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with, the laws of The
Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
The Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any of the other Loan Documents may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

THE BORROWER (AND THE BANK BY ACCEPTANCE OF THIS
REVOLVING CREDIT NOTE) HERETO HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT
NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH
OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY. THE BORROWER (A)
CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH
OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO
ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT HAVE
BEEN INDUCED TO ENTER INTO THIS REVOLVING CREDIT NOTE AND THE
OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS,
THE MUTUAL WAIVERS AND CERTIFICATIONS IN -THIS SECTION AND (C)
CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND
VOLUNTARILY MADE.

Exhibit 10.2

This Revolving Credit Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Revolving Credit Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Revolving Credit Note, and no party is relying on any promise, agreement or understanding not set forth in this Revolving Credit Note. This Revolving Credit
Note may not be amended or modified except by written instrument describing such amendment or modification executed by the Borrower and the Bank.

No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

The Bank may at any time pledge or assign all or any portion of its rights under this
Revolving Credit Note or the Agreement (including any portion of the Note) to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under the Note, the Agreement or any loan documents related thereto.

Upon receipt of (i) an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Revolving Credit Note or any other loan document which is not of public record, and (ii) an indemnity by the Bank in favor of the Borrower with respect to losses, claims or damages resulting therefrom, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Revolving Credit Note or other loan document, the Borrower will issue, in lieu thereof, a replacement Revolving Credit Note or other loan document in the same principal amount thereof and otherwise of like tenor.

{Signatures Appear on Following Page}

Exhibit 10.2

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized representative as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION

/s/ Angelo P. Lopresti	By: /s/ Timothy P.V. Mammen
Witness	Name Timothy P.V. Mammen
Title: Chief Financial Officer and Senior
Vice President